Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Second Amendment”) is made as of the 1st day of May, 2018, by and among CLEVELAND AMERICAN, LLC, a Delaware limited liability company, and HOLDINGS CLEVELAND AMERICAN, LLC, a Delaware limited liability company (collectively, “Landlord”), and INOGEN, INC., a Delaware corporation (“Tenant”).

WHEREAS, Tenant currently leases from Landlord approximately 42,100 square feet of space (the “Premises”) in the building located at 1 American Road, Cleveland, Ohio 44144, pursuant to that certain Lease Agreement dated May 31, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated January 10, 2018 (the “First Amendment” and together with the Original Lease, the “Lease”);

WHEREAS, Landlord and Tenant have agreed to expand the Premises upon and subject to the terms set forth in the Lease and this Second Amendment; and

WHEREAS, the parties have agreed to modify the Lease in accordance with the terms and provisions set forth herein.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant agree as follows:

1.	Terms. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

2.	Office Expansion.

(a)The term “Second Office Increment” shall mean all 12,039 square feet of the Expansion Area #2 as more precisely depicted on the space plan incorporated herein as Second Amendment Exhibit A. The term “Third Office Increment” shall mean all 17,941 square feet of the Expansion Area #3 as more precisely depicted on the space plan incorporated herein as Second Amendment Exhibit A. The term “Fourth Office Increment” shall mean all 21,554 square feet of the Expansion Area #4 as more precisely depicted on the space plan incorporated herein as Second Amendment Exhibit A. The term “Fifth Office Increment” shall mean all 25,192 square feet of the Expansion Area #5 as more precisely depicted on the space plan incorporated herein as Second Amendment Exhibit A. The term “Sixth Office Increment” shall mean all 27,912 square feet of the Expansion Area #6 as more precisely depicted on the space plan incorporated herein as Second Amendment Exhibit A.

(b)On May 1, 2018 (the “Second Office Increment Possession Date”): (i) the Second Office Increment is added to the Premises; (ii) Section B of the Lease Summary, Paragraph 1.2.A of the Lease and Paragraph 5.1.P of the Lease are hereby amended to provide that the Premises contains approximately 54,139 rentable square feet of the Building; and (iii) Section K of the Lease Summary and Paragraph 5.1.T of the Lease are hereby amended to provide that Tenant’s Office Share for the Premises is 10.72%, which is determined by dividing 54,139 SF Rentable Area of the Premises by the 504,942 SF Rentable Office Area of the Building. The term for the Second Office Increment shall be coterminous with the initial Premises and expire on September 30, 2024. The “Second Office Increment Commencement Date” shall occur on the later of (i) August 1, 2018; (ii) ninety (90) days after the Second Office Increment Possession Date; and (iii) substantial completion by Landlord of all Landlord Work subject to punchlist items and other items that do not materially adversely affect Tenant’s operations from the Second Office Increment, pursuant to Exhibits D-1 and D-2 of this Second Amendment. Landlord shall provide Tenant with 10 parking spaces per 1,000 rentable square feet of the Second Office Increment (the “Second Expansion Parking Field”). The Second Expansion Parking Field shall be within “Zone 1” as approximately shown on Exhibit F, which shall be completed prior to the Second Office Increment Commencement Date.

(c)On the earlier to occur of (i) 90 days after the date upon which Landlord delivers possession of the Third Office Increment to Tenant with Landlord’s Work, pursuant to Exhibits D-1 and D-2 of this Second Amendment, Substantially Complete, subject to punchlist items and other items that do not materially adversely affect Tenant’s operations from the Third Office Increment; or (ii) the date upon which any of Tenant’s employees occupy  all or any portion of the Third Office Increment (in either event, the “Third Office Increment Commencement Date”), (x) the Third Office Increment is added to the Premises; (y) Section B of the Lease Summary, Paragraph 1.2.A of the Lease and Paragraph 5.1.P of the Lease are hereby amended to provide that the Premises contains approximately 72,080 rentable square feet of the Building; and (z) Section K of the Lease Summary and Paragraph 5.1.T of the Lease are hereby amended to provide that Tenant’s Office Share for the Premises is 14.27%, which is determined by dividing 72,080 SF Rentable Area of the Premises by the 504,942 SF Rentable Office Area of the Building. Notwithstanding the foregoing, unless any of Tenant’s employees occupy all or any portion of the Third Office Increment before November 1, 2018, the Third Office Increment Commencement Date shall not be deemed to occur before November 1, 2018. Notwithstanding the foregoing, Tenant shall be permitted to access the Third Office Increment prior to the Third Office Increment Commencement Date provided, however, Tenant shall only occupy such portions of the Third Office Increment as approved by Landlord and Tenant shall not interfere with the performance of Landlord’s Work. The term for the Third Office Increment shall be coterminous with the initial Premises and expire on September 30, 2024. Landlord shall provide Tenant with 4 parking spaces per 1,000 rentable square feet of the Third Office Increment (the “Third Expansion Parking Field”). The Third Expansion Parking Field shall be within “Zone 1” as approximately shown on Exhibit F, which shall be completed prior to November 1, 2018.

(d)On the earlier  to occur of (i) 90 days after the date upon which Landlord delivers possession of the Fourth Office Increment to Tenant with Landlord’s Work, pursuant to Exhibits D-1 and D-2 of this Second Amendment, Substantially Complete, subject to punchlist items and other items that do not materially adversely affect Tenant’s operations from the Fourth Office Increment; or (ii) the date upon which any of Tenant’s employees occupy  all or any portion of the Fourth Office Increment (in either event, the “Fourth Office Increment Commencement Date”), (x) the Fourth Office Increment is added to the Premises; (y) Section B of the Lease Summary, Paragraph 1.2.A of the Lease and Paragraph 5.1.P of the Lease are hereby amended to provide that the Premises contains approximately 93,634 rentable square feet of the Building; and (z) Section K of the Lease Summary and Paragraph 5.1.T of the Lease are hereby amended to provide that Tenant’s Office Share for the Premises is 18.54%, which is determined by dividing 93,634 SF Rentable Area of the Premises by the 504,942 SF Rentable Office Area of the Building. Notwithstanding the foregoing, unless any of Tenant’s employees occupy all or any portion of the Third Office Increment before July 1, 2019, the Fourth Office Increment Commencement Date shall not be deemed to occur before July 1, 2019. Notwithstanding the foregoing, Tenant shall be permitted to access the Fourth Office Increment prior to the Fourth Office Increment Commencement Date provided, however, Tenant shall only occupy such portions of the Fourth Office Increment as approved by Landlord and Tenant shall not interfere with the performance of Landlord’s Work. The term for the Fourth Office Increment shall be coterminous with the initial Premises and expire on September 30, 2024. Landlord shall provide Tenant with 8.5 parking spaces per 1,000 rentable square feet of the Fourth Office Increment (the “Fourth Expansion Parking Field”). The Fourth Expansion Parking Field shall be within “Zone 2” as approximately shown on Exhibit F, and Landlord and Tenant agree that patching and restriping of the Fourth Expansion Parking Field shall be completed as weather permits. In the event that the Fourth Expansion Parking Field requires additional construction to accommodate the number of parking spaces within the Fourth Expansion Parking Field, Landlord shall complete such construction prior to the Fourth Office Increment Commencement Date unless Landlord provides sufficient parking in an alternate parking area which shall be no more distant from the Building entrance than the Fourth Expansion Parking Field.

Promptly after mutual execution of this Second Amendment, the Security Deposit shall be increased by $51,023.07.  Tenant shall not receive any Office Increment Allowance or any other Landlord provided allowance in connection with the Second Office Increment, the Third Office Increment, or the Fourth Office Increment. Landlord shall pay a commission to Tenant’s Broker pursuant to that Real Estate Commission Agreement dated January 31, 2017 attached to the Lease as Exhibit G.  Such Commission Agreement shall also apply to the Fifth Office Increment and, if applicable, the Sixth Office Increment if Tenant exercises any expansion option or ROFR set forth in this Second Amendment.

3.

Condition.   Tenant acknowledges that other than those Landlord Work obligations set forth on Exhibits D-1 and D-2 of this Second Amendment, Tenant is leasing and accepts the Second Office Increment, the Third Office Increment, and the Fourth Office Increment in their “as-is” condition.

4.

Base Rent – Second Office Increment. Notwithstanding anything to the contrary contained in the Lease, assuming the Second Office Increment Commencement Date is during Lease Year 1, Tenant’s obligation to pay Base Rent shall increase by $9,932.18 per month, based on $9.90 per rentable square foot of the Second Office Increment per annum. Base Rent for the Second Office Increment shall continue as set forth on Exhibit B of this Second Amendment. In the event that the Term is extended beyond the end of Lease Year 12, Tenant’s obligation to pay Base Rent for the Second Office Increment for each Lease Year thereafter shall increase by two and one-half percent (2.5%) per year, on a cumulative basis.

5.

Base Rent – Third Office Increment. Notwithstanding anything to the contrary contained in the Lease, assuming the Third Office Increment Commencement Date is during Lease Year 2, Tenant’s obligation to pay Base Rent shall increase by $17,686.84 per month, based on $11.83 per rentable square foot of the Third Office Increment per annum. Base Rent for the Third Office Increment shall continue as set forth on Exhibit C of this Second Amendment. In the event that the Term is extended beyond the end of Lease Year 12, Tenant’s obligation to pay Base Rent for the Third Office Increment for each Lease Year thereafter shall increase by two and one-half percent (2.5%) per year, on a cumulative basis.

6.

Base Rent – Fourth Office Increment.  Notwithstanding anything to the contrary contained in the Lease, assuming the Fourth Office Increment Commencement Date is during Lease Year 2, Tenant’s obligation to pay Base Rent shall increase by $23,404.05 per month, based on $13.03 per rentable square foot of the Third Office Increment per annum. Base Rent for the Fourth Office Increment shall continue as set forth on Exhibit E of this Second Amendment. In the event that the Term is extended beyond the end of Lease Year 12, Tenant’s obligation to pay Base Rent for the Fourth Office Increment for each Lease Year thereafter shall increase by two and one-half percent (2.5%) per year, on a cumulative basis.

7.

Fifth Office Increment. Provided that Tenant is not then in Default, beyond all applicable notice and cure periods, under any of the terms of the Lease and has not been in monetary or other material Default, beyond all applicable notice and cure periods, more than two (2) times during the Term, Tenant shall have the option to lease all, but not a portion, of the Fifth Office Increment provided, however, that such Fifth Office Increment Space is not leased to another tenant or Landlord is not in current, reciprocal written negotiations for the lease of all or part of such Fifth Office Increment Space with another tenant which is subject to and subordinate to the provisions of Section 35.A of the Lease. Tenant and Landlord shall enter into an amendment to the Lease evidencing the expansion into the Fifth Office Increment at the Base Rent as set forth on Exhibit E of this Second Amendment. In the event that Tenant properly exercises its option to expand into the Fifth Office Increment, the lease of such space shall commence on the earlier  to occur of (i) 90 days after the date upon which Landlord delivers possession of the Fifth Office Increment to Tenant with Landlord’s Work, pursuant to Exhibits D-1 and D-2 of this Second Amendment, Substantially Complete, subject to punchlist items and other items that do not materially adversely affect Tenant’s operations from the Fifth Office Increment; or (ii) the date upon which any of Tenant’s employees occupy  all or any portion of the Fifth Office Increment (the “Fifth Office Increment Commencement Date”) and shall be coterminous with the Term. Notwithstanding the foregoing, if at the time Tenant occupies the Fifth Office Increment, fewer than five (5) full calendar years remain on the Term, the Lease shall be extended for all of the Premises so that a minimum of five (5) years remain on the Term. In the event that the Term is extended beyond the end of Lease Year 12, Tenant’s obligation to pay Base Rent for the Fifth Office Increment for each Lease Year thereafter shall increase by two and one-half percent (2.5%) per year, on a cumulative basis. Landlord shall provide Tenant with 214 parking spaces (the “Fifth Expansion Parking Field”). The Fifth Expansion Parking Field shall be within the “Zone 2”, as approximately shown on Exhibit F, and Landlord and Tenant agree that patching and restriping of the Fifth Expansion Parking Field shall be completed as weather permits. In the event that the Fifth Expansion Parking Field requires additional construction to accommodate the number of parking spaces within the Fifth Expansion Parking Field Landlord shall complete such construction prior to the Fifth Office Increment Commencement Date unless Landlord provides sufficient parking in an alternate parking area which shall be no more distant from the Building entrance than the Fifth Expansion Parking Field. Tenant shall not receive any Office Increment Allowance or any other Landlord provided allowance in connection with the Fifth Office Increment.

8.

ROFR.   Upon the full execution of this Second Amendment, the provisions of Section 35.A. of the Lease shall apply only to the Fifth Office Increment, provided, however, if a Third Party leases all or any portion of the Fifth Office Increment for a lease term longer than five (5) calendar years, the provisions of Section 35.A shall no longer apply to the Fifth Office Increment.

9.

Sixth Office Increment.   In the event that Tenant is leasing all of the Fourth Office Increment and thereafter Landlord sends a Space Offer Notice to Tenant in reference to the Fifth Office Increment pursuant to Section 35.A of the Lease and Tenant does not deliver an Acceptance Notice regarding the Fifth Office Increment, all of Tenant’s option and ROFR rights and obligations regarding the Fifth Office Increment as set forth in Section 6, Section 7 and Section 8 of this Second Amendment shall apply to the Sixth Office Increment (the “Sixth Office Increment Expansion Rights”), including, without limitation, the  Base Rent per RSF as set forth on Exhibit E of this Second Amendment and providing Tenant 237 parking spaces in Zone 2, provided, however, that the Sixth Office Increment is not leased to another tenant or Landlord is not in current, reciprocal written negotiations for the lease of all or part of such Sixth Office Increment Space with another tenant. Notwithstanding the foregoing, the Sixth Office Increment Expansion Rights shall be subject and subordinate to the rights of any other party leasing space in the Building as of the Fourth Office Increment Commencement Date.

10.

Section 1.4.   Section 1.4 and Section 1.5 of the Lease are hereby deleted in their entirety. All references to Warehouse Space contained in the Lease are no longer applicable because Landlord and Tenant agree that Tenant shall no longer have the right to expand into any Warehouse Space.

11.	Section 35. Section 35.B of the Lease is deleted in its entirety.

12.

Counterparts; Conflicts.  This Second Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument and any one of the parties hereto may execute this Second Amendment by signing such counterpart.  In the event of any inconsistency between the terms of the Lease and this Second Amendment, the terms of this Amendment shall control.

13.	Lease Binding. Except as expressly amended hereby, the Lease shall remain in full force and effect and fully binding upon the parties hereto.

SIGNATURE PAGE FOLLOWS

The parties have duly executed this Second Amendment as of the date first-above written.

LANDLORD:

CLEVELAND AMERICAN, LLC,
a Delaware limited liability company,

By:	/s/ Christopher Semarjian
Christopher Semarjian, Manager

HOLDINGS CLEVELAND AMERICAN, LLC,
a Delaware limited liability company

By:	Holdings Ohio Manager, LLC, a Delaware limited liability company, its Manager
	By:	/s/ John A. Mase
John A. Mase, Chief Executive Officer

TENANT:

INOGEN, INC.,
a Delaware corporation

By:	/s/ Alison Bauerlein
	Name:	Alison Bauerlein
	Title:	Chief Financial Officer

STATE OF OHIO	)
	)	SS:
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 14th day of May, 2018, by Christopher Semarjian, the Manager of Cleveland American, LLC, a Delaware limited liability company, on behalf of the limited liability company.

/s/ Sue A. Speck
Notary Public
My commission expires:	10/19/2019

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On May 10, 2018, before me, Renay Irene Cardona Marquez, Notary Public personally appeared John A. Mase, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Renay Irene Cardona Marquez	(Seal)

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF SANTA BARBARA	)

On May 8, 2018, before me, Gretchen L. Smith, Notary Public personally appeared Alison Bauerlein, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Gretchen L. Smith	(Seal)

EXHIBIT A

EXHIBIT B

Second Office Increment Base Rent

Lease Year	Base Rent PSF Per Annum
Lease Year 1	$9.90
Lease Year 2	$10.15
Lease Year 3	$10.40
Lease Year 4	$10.66
Lease Year 5	$10.93
Lease Year 6	$11.20
Lease Year 7	$11.48
Lease Year 8	$11.77
Lease Year 9	$12.06
Lease Year 10	$12.36
Lease Year 11	$12.67
Lease Year 12	$12.99

EXHIBIT C

Third Office Increment Base Rent

Lease Year	Base Rent PSF Per Annum
Lease Year 1	$11.54
Lease Year 2	$11.83
Lease Year 3	$12.12
Lease Year 4	$12.43
Lease Year 5	$12.74
Lease Year 6	$13.06
Lease Year 7	$13.38
Lease Year 8	$13.72
Lease Year 9	$14.06
Lease Year 10	$14.41
Lease Year 11	$14.77
Lease Year 12	$15.14

Exhibit D‑1

LANDLORD’S WORK

*NOTE: For purposes of this Exhibit D-1 the term “Premises” shall mean the Second Office Increment, the Third Office Increment, the Fourth Office Increment, the Fifth Office Increment and/or the Sixth Office Increment, as applicable.

Landlord shall construct certain improvements to the Premises, at Landlord’s sole cost and expense, as more fully described on Exhibit D‑2 attached hereto (“Landlord’s Work”).  The Premises shall be deemed to be “Ready for Occupancy” upon the date on which Landlord’s Work is Substantially Completed (as hereinafter defined), or (B) the date on which Landlord’s Work would have been Substantially Completed, had one or more Tenant Delays (as hereinafter defined) not occurred.

The term “Substantially Completed” means that (A) the contractor has substantially completed Landlord’s Work, which shall be deemed complete even though minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant’s use of the applicable portion of the Premises  (items normally referred to as “Punch-List Items”) remain to be performed, (B) Tenant shall have access to the applicable portion of the Premises and Parking Facilities, and substantially all services provided for in this Lease, (C) the Premises shall be free of all material construction equipment and debris; and (D) if a permit is required for any portion of the Landlord’s Work, a certificate of occupancy or temporary certificate of occupancy (or its equivalent, such as a “final sign-off” by the building inspector) has been obtained for the applicable portion of the Premises but only to the extent such may be obtained without completion of Tenant Improvements.  Landlord and Tenant shall jointly prepare the list of Punch-List Items.  Landlord shall cause the Punch-List Items to be corrected as soon as reasonably possible and practical.  Tenant’s occupancy of the applicable portion of the Premises shall be deemed acceptance of the applicable portion of the Premises and Landlord’s Work, subject to the Punch-List Items.

The term “Tenant Delays” means any delays attributable to the following: (i) any failure by Tenant to comply with the date and time limits in this Lease; (ii) delays due to the acts or failures to act of Tenant, its agent or contractor, where such acts or failures to act delay the completion of Landlord’s Work; (iii) delays due to any changes requested by Tenant to the plans for Landlord’s Work; (iv) delays due to Tenant’s selection of materials or methods of construction which cannot be timely incorporated into the schedule for the Landlord’s Work; and (v) any other delays due to the acts or omissions of Tenant or any Tenant Representative, where such acts or omissions delay the completion of Landlord’s Work. The foregoing notwithstanding, there shall be no Tenant Delay unless Tenant fails to correct or comply within 24 hours after having received Notice from Landlord of such pending Tenant Delay.  Tenant shall allow reasonable sufficient time for Landlord to complete Landlord’s Work

Exhibit D-2

LIST OF LANDLORD’S WORK

*NOTE: For purposes of this Exhibit D-2 the term “Premises” shall mean the Second Office Increment, the Third Office Increment, the Fourth Office Increment, the Fifth Office Increment and/or the Sixth Office Increment, as applicable.

The following Tenant Improvements shall fully comprise the scope of work which is the List of Landlord’s Work will be completed to make the Premises ready for Occupancy:

LANDLORD SCOPE OF WORK

•

All of the Building's plumbing, heating, life safety ventilating, air conditioning, existing elevator, common area lighting, or electrical systems ("Building Systems") are in good working order to the extent necessary to service the Premises.

•	All roofing inspections, repairs, maintenance and replacements necessary to ensure the roof over the Premises is water tight.
•	Demising, ingress, and egress for access to the Premises as necessary to secure the Premises and meet applicable code and ADA requirements for access to the Premises.
•	Sub-metering of electricity for overhead lights, base plugs, and supplemental HVAC.
•	Existing Men’s and Women’s restrooms adjacent to the Premises in good working order, compliant with ADA, and with sufficient capacity to meet code requirements and service Tenant’s employees.
•	Parking field patched and restriped, as well as sufficient lighting in place consistent with parking exhibit
•	Premises clear of all FF&E and property of prior tenant and Landlord; and Premises in broom clean condition.
•	For any Office Premises, paint all wall surfaces with Sherwin-Williams Duration or better (Tenant to select no more than 3 colors), and paint new door and sidelight frames.
•	For any Office Premises, install flooring with an installation allowance of $28.00 per square yard wherever carpet is specified:
o	Landlord to furnish and install new carpet tile using a $28.00 per square yard installation allowance in all areas unless listed below.
o	Landlord to furnish and install new building standard VCT in Copy/Mail/Work, IT Server and IT Work/Storage rooms.
o	Landlord to furnish and install new 4” standard vinyl base in all areas of new flooring, straight base for carpeting, cove base for hard surface flooring.

DEMOLITION

•	Landlord to have Premises clear of all FF&E and property of prior tenant and Landlord; and Premises in broom clean condition prior to General Contractor mobilization.

CARPENTRY

•	Landlord to furnish any new demising walls, ingress, and egress as necessary to secure the Premises and meet applicable code and ADA requirements.

HVAC

•	Landlord responsible for maintenance, repair, and rebalancing of main plant equipment, metering of devices and to ensure the cooling capacity will meet load requirements per Tenant’s engineer. (1 ton of cooling for every 400 rentable square feet).

ATRIA AND OPEN STAIRWELLS

•

Prior to the delivery of Possession of any Expansion Areas that include open stairwells and atria connecting to the 1st floor (Expansion Areas 3, 4, 6, and 7), Landlord shall appropriately secure and demise these atria with drywall and glass partition for privacy purposes and remove any unneeded stairs to ensure a secure premises for Tenant and compliance with all fire and ingress/egress issues related to local code.

SOUTH WALL WINDOWS

•

On or before July 1, 2019 Landlord shall prepare window holes along the southern wall of the Fourth Office Increment  that may be utilized in the construction of the courtyard window project (“Courtyard Window Construction”), and Landlord at its option can either cover the holes with drywall or insert windows in connection with the Courtyard Window Construction.

EXHIBIT E

Fourth Office Increment, Fifth Office Increment and Sixth Office Increment Base Rent

Lease Year	Base Rent PSF Per Annum
Lease Year 1	$12.71
Lease Year 2	$13.03
Lease Year 3	$13.35
Lease Year 4	$13.69
Lease Year 5	$14.03
Lease Year 6	$14.38
Lease Year 7	$14.74
Lease Year 8	$15.11
Lease Year 9	$15.49
Lease Year 10	$15.87
Lease Year 11	$16.27
Lease Year 12	$16.68

EXHIBIT F

[see attached]

ZONE 2
4TH EXPANSION PARKING FIELD- 183 SPACES
5TH EXPANSION PARKING FIELD- 213 SPACES
TOTAL ZONE 2 - 396 SPACES
628 (CAR PARKING LOT)
ZONE 1
CURRENT PARKING FIELD - 420 SPACES
2ND EXPANSION PARKING FIELD - 120 SPACES
3RD EXPANSION PARKING FIELD - 72 SPACES
TOTAL ZONE 1 - 612 SPACES
CURRENT
EXP 2
EXP 3
EXP 4
EXP 5
INOGEN PARKING
IRGICP
Title
EXHIBIT F - INOGEN PARKING PLAN
Scale
See Scale
When printed on
24" X 36"
Drawn by
J.Supanich
Date
5/1/2018
File Name